Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Supplement No. 14 to the Prospectus relating to the Registration Statement on Form S-11 of Starwood Real Estate Income Trust, Inc. of our report dated March 25, 2019 relating to the financial statements of the Noble Portfolio, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

April 1, 2019